UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 8, 2020

Alpine 4 Technologies Ltd.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events.

Dear Shareholders and Employees,

The Alpine 4 Board of Directors and I have had ongoing discussions about the Covid-19 pandemic and its effect on the capital markets. The market is down dramatically and continues to be volatile with each trading day, and we have experienced unprecedented swings from one day to the next.  It is for these reasons that Alpine 4 is suspending its up-listing efforts at this time. Consequently, the potential reverse split scenario that had been discussed in the 2020 shareholder update video is not relevant.

In times of hardship and distress, as this Covid-19 virus is subjecting us to, Alpine 4 is focused on the health, welfare and employment of our nearly 300 employees in conjunction with the overall health of the company. We have streamlined our production and work processes, adapted to new CDC guidelines and maintain a safe environment for our employees.

Alpine 4’s attention will continue to be on cleaning up the balance sheet and improving the fundamentals bringing value to shareholders. The Covid-19 virus is still unfolding before our eyes. Once market conditions improve, Alpine 4 can reevaluate the next steps.

If you have any questions, please feel free to contact Investor Relations at investorrelations@alpine4.com

Best Regards,

Kent Wilson

CEO / President

Alpine 4 Technologies, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

 Date: April 8, 2020